UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

FLASR INC.
(Name of Registrant as Specified in Its Charter)

_____________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FLASR, INC.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

December 18, 2015

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the "Common Stock") of Flasr, Inc., a Nevada corporation (the "Company"), as of the close of business on the record date of December 4, 2015 (the "Record Date"). The purpose of this Information Statement is to notify our stockholders that on December 4, 2015, the Company received a written consent of the Board of Directors of the Company (the "Board") and of the holder of 86,000,000 shares of Common Stock and 2,500,000 shares of preferred stock of the Company, par value $0.001 per share (the "Preferred Stock"), representing approximately 98.97% of the outstanding voting power of the Company (the "Consent"). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to effect a reverse split of the Common Stock at a ratio to be determined by the Board prior to the effective time of the amendment of not less than one-for-one hundred and not more than one-for-one thousand.

The Board believes that the amendment to the Articles of Incorporation (the "Amendment") is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding voting power of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This Information Statement is being mailed on or about December 18, 2015 to stockholders of record on December 4, 2015 (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding voting power of the Company.

Because the stockholder holding at least a majority of the outstanding voting power of the Company has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through his ownership of our capital stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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FLASR, INC.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the "Common Stock") of Flasr, Inc., a Nevada corporation (the "Company"), as of the close of business on the record date of December 4, 2015 (the "Record Date"). The purpose of this Information Statement is to notify our stockholders that on December 2, 2015, the Company received a written consent of the Board of Directors of the Company (the "Board") and of the holder of 86,000,000 shares of Common Stock and 2,500,000 shares of preferred stock of the Company, par value $0.001 per share (the "Preferred Stock"), representing approximately 98.97% of the outstanding voting power of the Company (the "Consent"). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to effect a reverse split of the Common Stock at a ratio to be determined by the Board prior to the effective time of the amendment of not less than one-for-one hundred and not more than one-for-one thousand.

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the outstanding voting power of the Company has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of our capital stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on December 4, 2015 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about December 18, 2015 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company's Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

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DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the outstanding voting power of the Company. Because a stockholder holding at least a majority of the outstanding voting power of the Company has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through his ownership of our capital stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes ("NRS") require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The action is effective when written consents from holders of record of the shares of our capital stock representing a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with our bylaws, our Board of Directors has fixed the close of business on December 4, 2015 as the record date for determining the stockholders entitled to vote or give written consent.

The Company has no class of voting stock outstanding other than the Common Stock and the Preferred Stock. As of the record date of December 4, 2015, there were 297,038,096 shares of Common Stock and 2,500,000 shares of Preferred Stock outstanding, and each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 8,100 votes. Accordingly, the vote or written consent of stockholders holding outstanding and issued shares of capital stock of the Company representing at least 10,273,519,048 votes is necessary to approve the Amendment.

On December 4, 2015, the Board and the holder of 86,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock, representing approximately 98.97% of the outstanding voting power of the Company, executed and delivered to the Company the Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting power of the Company has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Amendment may not be filed with the Secretary of State of the State of Nevada until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders. The reverse split will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about January 7, 2016, twenty (20) days after the mailing of this Information Statement.

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REASON FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

The primary purpose of a reverse split of our Common Stock would be to increase the market bid and closing price of our Common Stock. We believe that a reverse split could initially help increase the market bid price of our Common Stock. However, the effect of a reverse split on the market bid price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that the bid or closing price of our Common Stock would rise in proportion to the reduction in the number of shares of our Common Stock outstanding following the reverse split. Additionally, even though the reverse split, by itself, would not impact the Company's assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our common stock. The market bid price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

The Board also believes that a higher share price for our common stock may help generate investor interest in the Company. The current low price of our Common Stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or "margin" low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, we believe that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of our Common Stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

On the date that the Company files a certificate of amendment to its certificate of incorporation effecting the reverse split (the "Effective Date"), each holder of our Common Stock will own a reduced number of shares of our Common Stock. However, a reverse split will affect all holders of our Common Stock uniformly and will not affect any common stockholder's percentage ownership interests in the Company. Because the outstanding Preferred Stock of the Company will not be affected by the reverse split, the holders of Common Stock will have reduced relative voting power of the Company after the Effective Date. In lieu of issuing fractional shares, each holder of our Common Stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder's certificates will be entitled to receive cash payment in an amount equal to the market value of the fractional share on the Effective Date.

As of December 4, 2015, there were 297,038,096 shares of Common Stock issued and outstanding. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of shares of our Common Stock outstanding will be reduced to approximately 11.9 million shares, with some downward adjustment because of the payment by the Company of cash for any fractional shares resulting from the split.

The Amendment will not change the terms of our Common Stock. The post-split shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now outstanding. Each stockholder's percentage ownership of common stock will not be altered. The common stock will remain fully paid and non-assessable. The reverse split is not intended as a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We plan to continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

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Following the Effective Date, it is not anticipated that the Company's financial condition, the percentage ownership of management or any aspect of the Company's business would materially change as a result of a reverse split. However, the voting power of the Company will be altered due to the fact that the outstanding shares of Preferred Stock will not be affected by the reverse split. As set forth below, all of the outstanding shares of Preferred Stock of the Company are held by Mr. Dickson, the Company's President, Chief Executive Officer and sole director.

A reverse split could result in some stockholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

A reverse split would not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

On the Effective Date of any reverse split, all outstanding options and warrants will be adjusted to reflect the reverse split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants may decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the reverse split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the reverse split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Shares held by a broker will automatically reflect the new quantity of shares based on the ratio of the reverse split.

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share will be entitled to receive cash equal to the market value of the fractional share on the Effective Date.

The Amendment will be in substantially the form attached to this Information Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement has first been sent to the Company's stockholders.

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Federal Income Tax Consequences of the Reverse Split.

The following discussion is a summary of certain federal income tax consequences of the reverse split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the reverse split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-reverse split shares of the Common Stock resulting from implementation of the reverse split will include the stockholder's respective holding periods for the pre-reverse split shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 4, 2015, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 297,038,096 shares of Common Stock outstanding as of December 4, 2015. The business address of the stockholder listed below is c/o Flasr, Inc., 1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia 30309.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Everett Dickson	88,500,000	29.54%

All directors and executive officers as a group (1 person)	88,500,000	29.54%

Effective July 23, 2014, in connection with the acquisition of the 36,000,000 shares described above, Mr. Everett Dickson was appointed President, Chief Executive Officer, Chief Financial Officer and sole director of the Company. On September 16, 2014, Mr. Dickson was issued 50,000,000 shares of Common Stock of the Company in consideration for all the issued and outstanding shares of FLASR, Inc. owned by Mr. Dickson. On November 19, 2015, Mr. Dickson was issued 2,500,000 shares of Preferred Stock. Each outstanding share of Preferred Stock is convertible into one share of Common Stock.

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the voting power of the Company.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

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Flasr, Inc.

1075 Peachtree Street NE

Suite 3650

Atlanta, Georgia 30309

By Order of the Board,

By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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Appendix A BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(a) Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.390 - After Issuance of Stock)

1. Name of corporation:

FLASR, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article II, Section 2.1 of the Amended and Restated Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

Authorized Capital Stock. The Corporation is hereby authorized to issue a total of 505,000,000 shares of capital stock consisting of (i) 500,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") and (ii) 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

Upon this Certificate of Amendment becoming effective pursuant to the Nevada Revised Statutes (the "Effective Time"), each [__] shares of Common Stock issued and outstanding (the "Old Common Stock") shall automatically without further action on the part of the Company or any holder of Old Common Stock, be combined and changed into one fully paid and nonassessable share of new common stock (the "New Common Stock"). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to this Certificate of Amendment. There shall be no fractional shares issued with respect to the New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporations transfer agent (the "Transfer Agent"), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the applicable New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. After giving effect to the reverse split, the Company is authorized to issue a total of 505,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote.

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3. The undersigned declare that they constitute at least two-thirds of the following:

(check only one box)	☐ incorporators	☐ board of directors

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

ARTICLE IIX

Authorized Signature	☒
Authorized Signature

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